Exhibit 99

News Release | Jan. 29, 2021

Wells Fargo & Company Announces Tender Offers by Its Wholly-Owned Subsidiary

SAN FRANCISCO – Jan. 29, 2021 – Wells Fargo & Company (NYSE: WFC) today announced the commencement of cash tender offers (the “Offers”) by Wells Fargo Securities, LLC (“Wells Fargo Securities”), an indirect wholly-owned subsidiary of Wells Fargo & Company, to purchase up to $4,500,000,000 combined aggregate principal amount (the “Maximum Tender Amount”) of the 11 series of Wells Fargo & Company securities listed in the table below (each, a “Series of Securities,” and collectively, the “Securities”).

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (1)	Accept- ance Priority Level (2)	Fixed Price (3)	Fixed Spread (Basis Points) (3)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Premium (4)

Floating Rate Notes due July 26, 2021	949746SB8	$1,200,000,000	N/A	1	$1,004.86	N/A	N/A	N/A	$30

3.069% Notes due Jan. 24, 2023	949746SK8	$3,750,000,000	N/A	2	N/A	+5 bps	0.125% U.S. Treasury Notes due Jan. 31, 2023	FIT1	$30

2.625% Notes due July 22, 2022	95000U2B8	$3,750,000,000	$1,875,000,000	3	N/A	+0 bps	0.125% U.S. Treasury Notes due Jan. 31, 2023	FIT1	$30

Floating Rate Notes due Jan. 24, 2023	949746SL6	$1,250,000,000	$625,000,000	4	$1,010.68	N/A	N/A	N/A	$30

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3.50% Notes due March 8, 2022	94974BFC9	$2,500,000,000	$1,250,000,000	5	N/A	+7.5 bps	0.125% U.S. Treasury Notes due Jan. 31, 2023	FIT1	$30

Floating Rate Notes due May 24, 2021	949746RZ6	$150,000,000	$45,000,000	6	$1,002.30	N/A	N/A	N/A	$30

Floating Rate Notes due Aug. 10, 2021	949746SF9	$200,000,000	$60,000,000	7	$1,004.51	N/A	N/A	N/A	$30

Fixed-to- Floating Rate Notes due Oct. 30, 2025	95000U2H5	$3,000,000,000	$300,000,000	8	N/A	+65 bps	0.125% U.S. Treasury Notes due Jan. 15, 2024	FIT1	$30

3.30% Notes due Sept. 9, 2024	94974BGA2	$2,250,000,000	$225,000,000	9	N/A	+45 bps	0.125% U.S. Treasury Notes due Jan. 15, 2024	FIT1	$30

3.00% Notes due Feb. 19, 2025	94974BGH7	$2,500,000,000	$250,000,000	10	N/A	+45 bps	0.375% U.S. Treasury Notes due Jan. 31, 2026	FIT1	$30

Floating Rate Notes Due Oct. 31, 2023	949746SJ1	$2,000,000,000	$200,000,000	11	$1,017.38	N/A	N/A	N/A	$30
(1)	Each Tender Cap set forth in the table above (and as defined below) represents the combined maximum aggregate principal amount of such Series of Securities that will be purchased pursuant to an Offer.
(2)

Subject to the Maximum Tender Amount, the Tender Caps (as applicable and as defined below), and proration, the principal amount of each Series of Securities accepted for purchase in the Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order with 1 being the highest Acceptance Priority Level (as defined below) and 11 being the lowest) specified in this column.

(3)

Per $1,000 principal amount of Securities validly tendered (and not validly withdrawn) on or prior to the Early Tender Deadline (as defined below) and includes the Early Tender Premium of $30 per $1,000 principal amount of each Series of Securities (the “Early Tender Premium”).

(4)	Per $1,000 principal amount of Securities validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline.

The terms of the Offers are set forth in the offer to purchase (the “Offer to Purchase”), dated Jan. 29, 2021, and are limited to the Maximum Tender Amount, subject to the tender caps (the “Tender Caps”), as applicable, and the acceptance priority levels (the “Acceptance Priority Levels”), as set forth in the table above, as well as proration procedures, if applicable.

The Floating Rate Notes due July 26, 2021; the Floating Rate Notes due Jan. 24, 2023; the Floating Rate Notes due May 24, 2021; the Floating Rate Notes due Aug. 10, 2021; and the Floating Rate Notes Due Oct. 31, 2023 are referred to collectively as the “Fixed Price Securities.” The applicable consideration offered per $1,000 principal amount of each series of Fixed Price Securities validly tendered and accepted for purchase pursuant to the applicable Offer shall be the amount set forth in the table above under the heading “Fixed Price” for the corresponding Fixed Price Securities. The

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amounts set forth in the table above under “Fixed Price” include the Early Tender Premium (the “Fixed Price Total Consideration”).

The 3.069% Notes due Jan. 24, 2023; the 2.625% Notes due July 22, 2022; the 3.50% Notes due March 8, 2022; the Fixed-to-Floating Rate Notes due Oct. 30, 2025; the 3.30% Notes due Sept. 9, 2024; and the 3.00% Notes due Feb. 19, 2025 are referred to collectively as the “Fixed Spread Securities.”) The applicable consideration offered per $1,000 principal amount of each series of Fixed Spread Securities validly tendered and accepted for purchase pursuant to the applicable Offer shall be the “Fixed Spread Total Consideration” determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such series of Fixed Spread Securities, plus the applicable yield to maturity based on the bid-side price of the applicable U.S. Treasury Reference Security, as quoted on the applicable Bloomberg Reference Page, at 10:00 a.m., New York City time, on Feb. 12, 2021. In calculating the applicable Fixed Spread Total Consideration or Late Fixed Spread Tender Offer Consideration (as defined below) for a series of Fixed Spread Securities, the application of the par call date, if any, will be in accordance with standard market practice as described in the Offer to Purchase, except that in the case of the Fixed-to-Floating Rate Notes due October 30, 2025, the applicable par call date will be applied in all events.

Holders of Securities that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on Feb. 11, 2021 (the “Early Tender Deadline”) and that are accepted for purchase will receive the Fixed Price Total Consideration or the Fixed Spread Total Consideration, as applicable, for Securities accepted for purchase. Such Total Consideration amount is inclusive of the applicable Early Tender Premium.

Holders of Securities that are validly tendered (and, to the extent withdrawal rights are available, not validly withdrawn) after the Early Tender Deadline, but before 11:59 p.m., New York City time, on Feb. 26, 2021, unless extended or earlier terminated with respect to a Series of Securities (the “Expiration Date”), and that are accepted for purchase will receive only the applicable Total Consideration minus the applicable Early Tender Premium. The Fixed Price Total Consideration minus the Early Tender Premium is the “Late Fixed Price Tender Offer Consideration,” and the Fixed Spread Total Consideration minus the Early Tender Premium is referred to as the “Late Fixed Spread Tender Offer Consideration.” The Late Fixed Price Tender Offer Consideration and the Late Fixed Spread Tender Offer Consideration are referred to collectively as the “Late Tender Offer Consideration.”

In addition, to the applicable Total Consideration or the applicable Late Tender Offer Consideration, holders whose Securities are purchased in the Offers will receive accrued and unpaid interest in respect of their purchased Securities from the last interest payment date for such Series of Securities to, but not including, the Settlement Date for such Series of Securities, payable on the Settlement Date. The Settlement Date is currently expected to be March 2, 2021.

A Series of Securities may be subject to proration (rounded to avoid the purchase of Securities in a principal amount other than in an integral multiple of $1,000) if the aggregate purchase price of such Series of Securities validly tendered (and not validly withdrawn) would cause the Maximum Tender Amount or any of the Tender Caps to be exceeded. If proration is required, Wells Fargo Securities will determine the applicable proration factor as soon as practicable after the Expiration Date, and Wells Fargo & Company will announce the results of proration by press release.

Tenders of Securities pursuant to the Offers may be validly withdrawn at any time before 5:00 p.m., New York City time, on Feb. 11, 2021, as it may be extended with respect to a Series of Securities (the “Withdrawal Deadline”). Securities tendered after the Withdrawal Deadline may not be withdrawn, except where additional withdrawal rights are required by law. There are no guaranteed delivery procedures in respect of the Offers.

The Offers are conditioned upon the satisfaction of certain customary conditions described in the Offer to Purchase. The Offers are not conditioned upon the tender of any minimum principal amount of Securities. Subject to applicable law, Wells Fargo Securities may, in its sole discretion, waive any condition applicable to an Offer. Wells Fargo Securities may extend, terminate, withdraw, or otherwise amend an offer in any respect, including by increasing or decreasing the Maximum Tender Amount or increasing, decreasing, or eliminating any of the Tender Caps. If Wells Fargo Securities changes the

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Maximum Tender Amount or any of the Tender Caps, it does not expect to extend the Early Tender Deadline or the Withdrawal Deadline, subject to applicable law.

Under certain conditions and as more fully described in the Offer to Purchase, Wells Fargo Securities may terminate an Offer before the Expiration Date.

The Offers are open to all registered holders of Securities. A beneficial owner of Securities that are held of record by a broker, dealer, commercial bank, trust company, or other nominee (each, a “Custodian”) must instruct such Custodian to tender such Securities on the beneficial owner’s behalf in a timely manner. Beneficial owners should be aware that a Custodian may establish its own earlier deadline for participation in an Offer.

D.F. King & Co., Inc. is serving as the tender agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 212-269-5550 (banks and brokers) or 1-877-283-0318 or email at wfc@dfking.com. Questions regarding the Offers may be directed to Wells Fargo Securities at 704-410-4759 or collect at 1-866-309-6316 or email at liabilitymanagement@wellsfargo.com.

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any Securities. The Offers are being made only pursuant to the Offer to Purchase. The Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. None of Wells Fargo Securities, Wells Fargo & Company, the Tender Agent, the Information Agent, the trustee, the paying agent, or any of their respective affiliates or boards of directors makes any recommendation in connection with the Offers. Please refer to the Offer to Purchase for a description of terms, conditions, disclaimers, and other information applicable to the Offers.

About Wells Fargo

Wells Fargo & Company is a leading financial services company that has approximately $1.9 trillion in assets and proudly serves one in three U.S. households and more than 10% of all middle market companies in the U.S. We provide a diversified set of banking, investment, and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth and Investment Management. Wells Fargo ranked No. 30 on Fortune’s 2020 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy.

Contact Information

Media

Ancel Martinez, 415-222-3858

ancel.martinez@wellsfargo.com

Investor Relations

John Campbell, 415-396-0523

john.m.campbell@wellsfargo.com

News Release Category: WF-CF

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